                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                EDO Coropration
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                  [EDOCORP LOGO]

                                                                  March 18, 2005

Dear Shareholder:

     The Notice of Annual Meeting and Proxy Statement for the 2005 Annual Meeting of EDO Corporation Shareholders are enclosed.

     This year, you are being asked to act upon the election of twelve directors and the approval of the EDO Corporation Incentive Compensation Plan. We do not expect any other items of business to be raised, and no speeches or presentations are planned. The Board of Directors recommends a vote FOR the election of directors, and FOR the approval of the EDO Corporation Incentive Compensation Plan.

     We urge you to vote your shares promptly. Please see the enclosed proxy card and proxy statement for specific instructions. As always, your vote is important.

                                          Sincerely yours,

                                          -s- James M. Smith
                                          James M. Smith
                                          Chairman, President and
                                          Chief Executive Officer

     EDO Corporation - 60 East 42nd Street, 42nd Floor - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2049

                                                                  [EDOCORP LOGO]

                            NOTICE OF ANNUAL MEETING

                                                                  March 18, 2005

     Notice is hereby given that the 2005 Annual Meeting of the Shareholders of EDO Corporation, a New York corporation, will be held at Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, April 26, 2005 at 9:00 a.m. local time, to:

          1) elect the Board of Directors of the Company;

          2) approve the EDO Corporation Incentive Compensation Plan; and

          3) act upon such other matters as may properly come before the meeting

     All EDO shareholders of record at the close of business on March 11, 2005 are entitled to vote at the meeting. You will need an admission card to attend the meeting. This notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about March 21, 2005.

     We urge you to vote your shares over the internet, by telephone or through the mail at your earliest convenience.

                                          -s- William J. Frost
                                          WILLIAM J. FROST
                                          Vice President, Administration and
                                          Shareholder Relations & Corporate
                                          Secretary

     EDO Corporation - 60 East 42nd Street, 42nd Floor - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2049

                                PROXY STATEMENT

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS.......................................    1
ELECTION OF DIRECTORS.......................................    4
  Information as to Nominees for Election to the Board of
     Directors..............................................    4
  Committees of the Board of Directors......................    6
  Governance................................................    7
  Nominating and Governance Committee.......................    8
  Audit Committee...........................................    9
  Information Regarding Independent Auditors................    9
  Audit and Non-Audit Fees..................................    9
  Policy on Audit Committee Pre-Approval of Audit and
     Permissible Non-Audit Services of Independent
     Auditors...............................................   10
REPORT OF THE AUDIT COMMITTEE...............................   10
  Shareholder Communications................................   10
EXECUTIVE COMPENSATION......................................   11
  Summary Compensation Table................................   11
  Other Executive Compensation..............................   12
  Option Grants in Last Fiscal Year.........................   14
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   14
  Pension Plan Table........................................   15
  Non-Qualified Deferred Compensation Table.................   17
  Directors' Compensation...................................   17
  Equity Compensation Plan Information......................   18
REPORT OF THE COMPENSATION COMMITTEE........................   19
SHAREHOLDER PERFORMANCE GRAPH...............................   24
SHARE OWNERSHIP.............................................   25
  Principal Holders of Common Shares........................   25
CHARITABLE CONTRIBUTIONS....................................   27
PROPOSAL TO APPROVE THE EDO CORPORATION INCENTIVE
  COMPENSATION PLAN.........................................   27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   29
MISCELLANEOUS...............................................   30
  Costs of Proxy Solicitation...............................   30
  Annual Reports............................................   30
APPENDIX A..................................................  A-1

                                PROXY STATEMENT

                             QUESTIONS AND ANSWERS

Q:  WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

A: The annual shareholder meeting of EDO Corporation will be held at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, April 26, 2005 at 9:00 a.m. local time. This proxy statement is being mailed to shareholders on or about March 18, 2005.

Q:  WHO IS ENTITLED TO VOTE?

A: Each of the 1,853 record holders of EDO Common Shares at the close of business on March 11, 2005 is entitled to one vote for each share they own. As of March 11, 2005, there were 20,031,986 common shares ("Common Shares") outstanding.

Q: WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO OWNS STOCK IN STREET NAME?

A: If you hold share certificates registered in your name, you are a shareholder of record. If your shares are in a broker account with your broker or bank, your shares are held in street name.

Q:  HOW DO I GET AN ADMISSION CARD TO ATTEND THE MEETING?

A: If you are a shareholder of record your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. You will also need to bring a photo ID to gain admission.

Q: IF I HAVE EDO STOCK IN MY EDO CORPORATION EMPLOYEE INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (PLAN) WILL I GET TO VOTE THOSE SHARES?

A: Yes, as a participant in the Plan, you are entitled to instruct the Trustee, GreatBanc, to vote the EDO Common Shares that have been allocated to your account as of March 11, 2005. This is in addition to any shares you hold outside of the Plan.

Q:  WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on the election of twelve directors, Robert E. Allen, Robert Alvine, Dennis C. Blair, Robert M. Hanisee, Michael J. Hegarty, Leslie F. Kenne, Paul J. Kern, Ronald L. Leach, James Roth, James M. Smith, Robert S. Tyrer and Robert Walmsley. You are also being asked to vote on a proposal to elect the directors and a proposal to approve the EDO Corporation Incentive Compensation Plan. For more information, turn to "Information as to Nominees for Election to the Board of Directors" beginning on page 4, and "Approval of EDO Corporation Incentive Compensation Plan" beginning on page 27.

Q:  HOW DO I VOTE?

A:  You can vote in any one of the following ways:

     - You can vote on the internet by following the "Internet" instructions on your proxy card. If you vote on the internet, you do not need to mail in your proxy card.

     - You can vote by telephone by following the "Telephone" instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

     - You can vote by mail by signing and dating your proxy card, and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the named nominees for election as directors and for the approval of the EDO Corporation Incentive Compensation Plan.

     - You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

     Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of EDO. Under the Company's bylaws, shareholder proposals must have been received by November 19, 2004 to be considered at the Annual Meeting. To date, we have received no shareholder proposals.

Q:  HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 11, 2005, must be present, either in person or represented by proxy.

Q:  HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:  Each nominee must receive a plurality of votes cast for his or her election.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE EDO CORPORATION INCENTIVE COMPENSATION PLAN?

A: The vote of a majority of the votes cast at the meeting is needed to approve the plan.

Q:  WHO WILL COUNT THE VOTES?

A: Representatives of American Stock Transfer & Trust Company will count the votes. In addition, a representative from American Stock Transfer & Trust Company will act as inspector of elections.

Q:  HOW ARE VOTES COUNTED?

A: In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:  WHAT SHARES ARE COVERED BY MY PROXY CARD?

A: You should have been provided a proxy card for each account in which you own Common Shares either:

     - directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans;

     - indirectly through a broker, bank or other holder of record; or

     - indirectly through instructing the Trustee, GreatBanc, for shares held under the Plan.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is American Stock Transfer & Trust Company. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to American Stock Transfer & Trust Company at 1-800-937-5449. Please note, you cannot consolidate the shares held under the Plan; they require a separate voting instruction card.

Q:  WHAT IF MULTIPLE SHAREHOLDERS SHARE THE SAME ADDRESS?

A: If you would prefer to receive only one annual report and proxy statement at that address and you are a shareholder of record, make a toll-free call to American Stock Transfer & Trust Company at the phone number listed above. This practice, known as "householding," is designed to reduce our printing and postage costs. If your shares are held in street name, you can request to participate in householding by contacting your broker. If you are currently householding, and wish to receive a separate annual report or proxy statement, you should contact the America Stock Transfer & Trust Company at the number above or if your shares are held in street name, you should contact your broker.

Q:  HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

     - voting by telephone or on the internet (only your most recent telephone or internet proxy is counted);

     - signing and submitting another proxy with a later date; or

     - voting again at the meeting.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
    DUE?

A: All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2006, including any nomination for membership on our Board of Directors, must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165 by November 18, 2005. The notice must satisfy the requirements for shareholder proposals under the federal securities laws. Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2006 Annual Meeting, not just to those sought to be included in the Proxy Statement and form of proxy for the Annual Meeting.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Bylaws of the Company provide that the business of the Company shall be managed by and under the direction of the Board of Directors of not less than nine nor more than fifteen directors, which number shall be fixed from time to time by the Board of Directors. Each director shall be elected at the Annual Meeting of Shareholders for a term that expires at the next annual meeting of shareholders in 2006 and shall hold office for the term for which he or she was elected and until a successor is elected and has qualified. The Board of Directors has fixed the number of directors to be elected for the ensuring year at twelve. The Board has nominated and recommends election of the twelve persons named below as directors.

     Each of the nominees named below is a current director of the Company and, with the exception of Robert Walmsley and Paul J. Kern, has been previously elected as a director by the Company's shareholders. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the twelve nominees named below to constitute the entire Board of Directors. Each nominee has indicated a willingness to serve as a director for the entire ensuring year. However, in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     George M. Ball will retire from the Board at the Annual Meeting of Shareholders and is not standing for re-election. Mr. Ball has served on the Board since 1995. We gratefully acknowledge his dedicated service and contributions to our Company.

     The following table sets forth certain information as to each nominee for office of director:

Information as to Nominees for Election to the Board of Directors

ROBERT E. ALLEN, AGE 60                             Elected to the Board in 1995

     Mr. Allen is the Managing Director of Redding Consultants, Inc., a management consulting firm.

ROBERT ALVINE, AGE 66                               Elected to the Board in 1995

     Mr. Alvine is Chairman, President and Chief Executive Officer of i-Ten Management Corp., an investment, mergers and acquisitions, and management company, and, since 2000, a Senior Operating Partner of DeSai Capital Management, Inc., a public- and private- equity investment company. He also serves as Chairman of the Board of Governors of the University of New Haven.

DENNIS C. BLAIR, ADM. U.S.N. (RET.), AGE 58         Elected to the Board in 2002

     Mr. Blair is President (since November 2003) of the Institute for Defense Analyses (IDA), a federally funded research and development center. He was previously a Senior Fellow at IDA (since October 2002). In May 2002 he retired from the U.S. Navy after having served since 1999 as Commander-in-Chief of the U.S. Pacific Command. Previously, he was Director of the Joint Staff in the Office of the Chairman of Joint Chiefs of Staff, Washington, D.C. He is a director of Tyco International Ltd., a manufacturing and service company.

ROBERT M. HANISEE, AGE 66                           Elected to the Board in 1992

     Mr. Hanisee served as Managing Director of Trust Company of the West, an investment management company for 14 years until his retirement in December 2003, and he continues in a semi-retired capacity to be a Managing Director of Trust Company of the West. He is a director and member of the audit committee of Titan Corporation, a defense systems company, and a director and chairman of the audit committee of Orbital Sciences Corporation, a space systems company.

MICHAEL J. HEGARTY, AGE 65                          Elected to the Board in 1982

     Mr. Hegarty is a director (since June 1987) and since October 1998 the President and Chief Executive Officer of Flushing Financial Corporation and Flushing Savings Bank, a federally chartered savings bank.

RONALD L. LEACH, AGE 70                             Elected to the Board in 2000

     Mr. Leach retired in March 1997 from Eaton Corporation, a manufacturer of industrial products, where he was Vice President -- Accounting. He was a director of AIL Technologies, Inc. from 1997 to 2000, and a director of AIL Systems Inc., an aerospace and defense company, from 1991 to 2000.

LESLIE F. KENNE, LT. GEN. U.S.A.F. (RET.), AGE 57   Elected to the Board in 2003

     Ms. Kenne is President of LK Associates, a private consulting firm, since 2004. She retired from the U.S. Air Force in September 2003, where she had most recently been deputy chief of staff for Warfighting Integration at Headquarters U.S. Air Force. Prior to that, Ms. Kenne had commanded the Electronic Systems Center at Hanscom Air Force Base. She is a director of Harris Corporation, an international communications equipment company.

PAUL J. KERN, GEN. U.S. ARMY (RET.), AGE 59         Elected to the Board in 2005

     Mr. Kern is a senior advisor to The Cohen Group, an international strategic business consulting firm, since January 2005. He retired from the U.S. Army in January 2005 where he served as commanding general of the U.S. Army Materiel Command (since 2001). Prior thereto, he served as Senior Advisor for Army Research, Development and Acquisition. He is also a director of Anteon International Corporation, a provider of information technology solutions and advanced engineering services to government clients.

JAMES ROTH, AGE 68                                  Elected to the Board in 2002

     Mr. Roth retired as director, President and Chief Executive Officer of GRC International Inc., a defense systems company, in 1998. He is a director and chairman of the compensation committee and a member of the governance committee of Titan Corporation, a defense systems company, and a director and member of the compensation and corporate governance committees of Digimarc Corporation, a digital watermarking and secure identification company.

JAMES M. SMITH, AGE 63                              Elected to the Board in 1999

     Mr. Smith is Chairman (since May 2002), President and Chief Executive Officer (since April 2000) of EDO. Previously, he was President and Chief Executive Officer of AIL Systems Inc.

ROBERT S. TYRER, AGE 47                             Elected to the Board in 2004

     Mr. Tyrer is President and Chief Operating Officer of The Cohen Group, an international strategic business consulting firm, since January 2001, and is senior advisor of TGC Financial Partners, the Cohen Group's global merchant banking firm. He previously served as the Chief of Staff of the Department of Defense from January 1997 to January 2001.

ROBERT WALMSLEY, AGE 64                             Elected to the Board in 2004

     Mr. Walmsley is a Senior Advisor at Morgan Stanley & Co. Ltd., an investment banking firm since February 2004. Prior to that, he was the Chief of Defence of Procurement, United Kingdom Ministry of Defence from 1996 to 2003. He retired from the Royal Navy in 1994 as a Vice Admiral. He is currently a director of General Dynamics Corporation a provider of commercial aviation and defense products and services, and British Energy Plc, an electricity company. Mr. Walmsley also serves as the independent, non-executive chairman of EDO UK Ltd., EDO's U.K subsidiary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                               THE BOARD OF DIRECTORS

     The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of EDO. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held nine meetings during 2004.

Committees of the Board of Directors

     Our Board of Directors has the following standing committees:

                                                                                 NUMBER OF
NAME OF COMMITTEE AND MEMBERS          FUNCTIONS OF THE COMMITTEE             MEETINGS IN 2004
-----------------------------          --------------------------             ----------------
AUDIT                          This Committee is comprised entirely of               4
  Ronald L. Leach, Chair       non-employee directors, and its
  Robert Alvine                responsibilities include:
  George M. Ball
  Michael J. Hegarty           - appointing, compensating and overseeing
                               the work, independence and qualifications
                                 of EDO's external auditors;
                               - monitoring the integrity of EDO's
                               financial statements and compliance with
                                 regulatory requirements;
                               - monitoring the Company's accounting and
                                 financial reporting process and systems
                                 of internal control; and
                               - maintaining effective relationships among
                               the Board, senior management and the
                                 external auditors.

COMPENSATION                   This Committee is comprised entirely of               5
  Robert E. Allen, Chair       non- employee directors, and its
  Robert M. Hanisee            responsibilities include:
  Leslie F. Kenne              - reviewing the performance and approving
  James Roth                   the compensation of the Chairman, President
                                 and Chief Executive Officer;
                               - reviewing the performance and approving
                               the compensation of other officers and key
                                 employees; and
                               - reviewing and approving incentive
                               compensation plans for the Chief Executive
                                 Officer and for other officers and key
                                 employees.
NOMINATING & GOVERNANCE        This Committee is comprised entirely of               9
  George M. Ball, Chair        non-employee directors, and its
  Robert E. Allen              responsibilities include:
  Dennis C. Blair
  Robert Walmsley              - identifying and proposing nominees for
                               election to the Board and its Committees;
                               - advising the Board concerning the
                               organization, size, composition,
                                 qualifications, overall development and
                                 governance practices of the Board and its
                                 Committees;
                               - reviewing Governance Guidelines and
                                 recommending changes to the Guidelines;
                               - conducting an annual evaluation of the
                               Board and its Committees; and
                               - considering recommendations from
                               shareholders for nominees for membership on
                                 the Board.

                                                                                 NUMBER OF
NAME OF COMMITTEE AND MEMBERS          FUNCTIONS OF THE COMMITTEE             MEETINGS IN 2004
-----------------------------          --------------------------             ----------------
PENSION INVESTMENT             This Committee is comprised entirely of               2
  Robert Alvine, Chair         non-employee directors, and its
  Dennis C. Blair              responsibilities include:
  Robert M. Hanisee            - establishing investment policies and
  Ronald L. Leach              objectives for the Company's pension plans;
                                 and
                               - selecting or removing investment
                               managers, custodians, and consultants.

FINANCE                        This Committee is comprised entirely of               1
  Robert M. Hanisee, Chair     non- employee directors, and its
  Robert E. Allen              responsibilities include:
  Michael J. Hegarty           - establishing the appropriate capital
  Robert S. Tyrer              structure of the Company and its major
                                 financial policies and practices;
                               - reviewing and advising the Board as to
                               material changes to the Company's capital
                                 structure; including material changes in
                                 the Company's credit facilities and plans
                                 for the repurchase or redemption of
                                 Company securities; and
                               - reviewing with Management its long range
                                 financial policies and changes in such
                                 policies, including dividend policy,
                                 foreign exchange exposure and overall
                                 currency hedging strategy

MANAGEMENT DEVELOPMENT         This Committee is comprised entirely of               1
  James Roth, Chair            non- employee directors, and its
  Leslie F. Kenne              responsibilities include:
  Robert S. Tyrer              - oversight of the Company's succession
  Robert Walmsley              planning process and senior management
                                 development program; and
                               - reviewing periodically the Company's
                               succession planning and the identification
                                 and development of key managers and
                                 high-potential employees for succession
                                 to executive positions.

     On average, our directors attended over 89 percent of all meetings of the Board of Directors and Committees on which they served during 2004, and no director attended less than seventy-five percent of such meetings.

GOVERNANCE

     Over the past several years, EDO has made meaningful changes to its corporate governance policies, which are periodically reviewed and evaluated by the Nominating and Governance Committee and which are available to shareholders on the Company's website address, http://www.edocorp.com. We will provide a copy upon shareholder request. Our independent directors meet regularly in executive session, and the chair of each executive session is rotated among the independent directors. The Board and each of its committees conduct an annual self-assessment, and committee assignments and chairs are reviewed and rotated on a regular basis.

     In 2004, EDO amended its Certificate of Incorporation and bylaws, with the approval of its shareholders, to provide that all directors must stand for election every year. The Board also formed two new standing committees, the Finance Committee and the Management Development Committee.

     The Company has a Code of Ethics which applies to all employees, officers and directors of the Company and which is available to shareholders on the Company's website address, http://www.edocorp.com. We will provide a copy upon shareholder request. The Code of Ethics meets the requirements of a "code of ethics" as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as other employees as indicated above. The Code of Ethics also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE.

Nominating and Governance Committee

     A current copy of the charter of the Nominating and Governance Committee is available to shareholders at the Company's website address, http://www.edocorp.com. We will provide a copy upon shareholder request.

     Each of the members of the Committee has been affirmatively determined by the Board of Directors as independent pursuant to standards described below. The Committee will consider shareholders' recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The Company did not receive any shareholder nominations with respect to this annual meeting from a shareholder that beneficially owned more than 5% of the Company's voting common stock or from any other shareholder. The Company did not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

Nomination of Directors

     Robert Walmsley, a nominee for director, was elected a director by the Board of Directors in May 2004, and Paul J. Kern, a nominee for director, was elected a director by the Board of Directors in January 2005, each on the recommendation of the Nominating and Governance Committee. Mr. Walmsley and Mr. Kern were recommended as candidates to the Committee by independent directors of EDO, including members of the Nominating and Governance Committee. All other nominees were elected by the shareholders at the 2004 Annual Meeting of Shareholders.

     The Committee believes that in addition to high ethics and integrity, sound judgment, and a commitment to devote the requisite time and attention to his or her duties as member of the Board, a Committee-recommended nominee should have a diversity of experience and qualifications that reflect the needs of EDO given the mix of current director attributes, and which typically include business operational experience, industry knowledge and experience, engineering or scientific expertise and accounting and finance experience. The Committee also strives to select candidates who are independent under the NYSE independence standards.

Independence of Directors

     The Board of Directors has determined that each of the nominees standing for election to the Board of Directors at the 2005 Annual Meeting of Shareholders other than James M. Smith, EDO's Chairman, President and Chief Executive Officer, is independent and has no material relationship with EDO either directly or as a partner, shareholder or affiliate of an organization that has a relationship with EDO. Its determination was based on the following:

     - Other than James M. Smith, no nominee for director is, or within the last three years has been, an employee of EDO or has an immediate family member who is or has been an executive officer of EDO;

     - Other than James M. Smith, no nominee for director has received within the last three years, or has an immediate family member who has received, direct compensation or anything of value from EDO other than his or her compensation as director or, in the case of Mr. Hegarty, who retired as EDO's Vice President-Finance, Treasurer and Secretary in 1995, pension for prior service;

     - No nominee for director is or has an immediate family member who is a current or past partner or employee of a firm that serves as EDO's internal or external auditor;

     - No nominee for director has ever served as an executive officer of any company where any of EDO's executive officers at the same time served on that company's compensation committee or which has made payments to or received payments from EDO;

     - No nominee for director is an employee of, or whose immediate family member is an executive officer of, any entity that has made payments to or received payments from EDO in any of the last three years in excess of $1,000,000 or 2% of the entity's gross revenues;

     - No nominee for director serves as a director of a charitable or non-profit organization to which EDO made charitable donations in excess of 1% of the organization's charitable receipts or EDO's charitable donations.

Audit Committee

     The Audit Committee is established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 as amended. A copy of the Audit Committee Charter is available on EDO's website at http://www.edocorp.com. We will provide a copy upon shareholder request.

     Each member of the Audit Committee is independent as independence for audit committee members is defined in the U.S. federal securities regulations and the NYSE Listing Standards. The Board has determined that all Audit Committee members are financially literate and that Ronald L. Leach qualifies as an Audit Committee Financial Expert and has designated Mr. Leach, the Committee's chair, as its Audit Committee Financial Expert.

Information Regarding Independent Auditors

     The Audit Committee is responsible for appointment of the Company's independent auditors. In February 2005, the Committee reappointed Ernst & Young as independent auditors of the Company for 2005. Ernst & Young has served as independent auditors of EDO and its subsidiaries since May 30, 2000.

     Representatives of Ernst & Young will attend the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

     Financial Information Systems Design and Implementation Fees. Ernst & Young did not render any services to the Company related to financial information systems design and implementation for the fiscal year ended December 31, 2004.

Audit and Non-Audit Fees

     Aggregate fees for professional services rendered for EDO by Ernst & Young LLP as of or for the fiscal years ended December 31, 2004 and 2003 are set forth below.

                                                                 2004         2003
                                                              ----------   ----------
Audit Fees..................................................  $1,396,603   $  660,800
Audit-Related Fees..........................................           0      180,100
Tax Fees....................................................     130,676      153,000
All Other Fees..............................................           0      102,700
                                                              ----------   ----------
TOTAL.......................................................  $1,527,279   $1,096,600
                                                              ==========   ==========

     Audit Fees. For the years ended December 31, 2004 and 2003, fees were for services rendered for the audits of the consolidated financial statements included in the Company's Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and other SEC filings including consents, comfort letters, and other assistance required to complete the year end audit of the consolidated financial statements. The audit fee for 2004 also includes costs related to the review of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

     Tax Fees. For the years ended December 31, 2004 and 2003, fees were for services related to tax compliance and tax planning.

     All Other Fees. For the year ended December 31, 2004 there were no other fees paid. For the year ended December 31, 2003 other fees were primarily for services rendered to assist in an arbitration matter involving an acquisition and other assistance. None of the services described above was approved by the Audit Committee under any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services and shall call a special meeting to pre-approve the engagement of the independent auditors for such services that were not addressed at a regularly scheduled meetings of the Audit Committee.

                         REPORT OF THE AUDIT COMMITTEE

     Management has primary responsibility for EDO's financial statements and the reporting process, including the Company's internal control system. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and with Ernst & Young LLP, the Company's independent auditors for 2004. In addition, the Committee has held discussions with Ernst & Young covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Ernst & Young regarding their independence.

     The Audit Committee discussed with Ernst & Young representatives the overall scope and plan for their respective audits, and met with them to discuss the results of their examination, their evaluation of the adequacy of the Company's internal controls and the overall quality of the Company's financial reporting. Separate private meetings without management present were also held with representatives of Ernst & Young at four meetings of the Committee in 2004.

     In reliance on the Audit Committee's reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     This report is furnished by the members of the Audit Committee.

                                          Ronald L. Leach, Chair
                                          Robert Alvine
                                          George M. Ball
                                          Michael J. Hegarty

Shareholder Communications

     The process for shareholders to send communications to the Board of Directors is included in the EDO Corporation Corporate Governance Guidelines, which can be viewed at the Company's website address, http://www.edocorp.com. We will provide a copy upon shareholder request. The Company has no policy with regard to Board members' attendance at annual meetings; however, it has been the custom for EDO Directors to attend the Annual Meeting of Shareholders. All then-serving Board members attended the 2004 meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     This table discloses compensation received by EDO's Chief Executive Officer and the four other most highly paid executive officers in the Company ("Named Executive Officers") in respect of the last three fiscal years.

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                           -----------------------
                                                     ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                                     -------------------     STOCK      UNDERLYING    ALL OTHER
                                                      SALARY     BONUS       AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR     ($)        ($)        ($)(1)        (#)           ($)
---------------------------                   ----   --------   --------   ----------   ----------   ------------
James M. Smith..............................  2004   628,461    609,375     381,000(8)        --        29,583(2)
  Chairman, President and Chief               2003   598,270    665,712(7)  476,250(8)        --        21,699
  Executive Officer                           2002   472,028    398,500     158,750       15,000        16,873
Frederic B. Bassett.........................  2004   304,297    152,100     238,125           --       133,367(3)
  Vice President, Finance Chief               2003   265,543    182,000      79,375        5,000       318,750
  Financial Officer and Treasurer             2002        --         --          --           --            --
Lisa M. Palumbo.............................  2004   295,880    152,100     238,125           --         7,649(4)
  Vice President and General                  2003   246,530    161,500      31,750        5,000         6,250
  Counsel                                     2002   208,270    110,300      31,750        5,000         7,432
Frank W. Otto...............................  2004   230,433    126,700     238,125           --        11,240(5)
  Executive Vice President and                2003   208,947    158,000      55,563        5,000           803
  Chief Operating Officer                     2002   176,637     87,500      47,625        5,000         1,982
George P. Fox...............................  2004   174,474     83,700      39,688           --        26,036(6)
  Vice President, Electronic Systems Group    2003   174,710     76,500      47,625        3,750        23,340
                                              2002   151,060     68,600      47,625        5,000        33,562

---------------

(1) Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2004, of $31.75. The aggregate number and value of all restricted stock units held by the Named Executive Officers as of that date is 74,500 and $2,365,375, respectively. The Named Executive Officers have dividend and voting rights with respect to the restricted shares owned by them.

(2) The amounts shown for fiscal 2004 include the following additional compensation for Mr. Smith: $2,400 in restricted stock dividends, $4,752 in imputed income from excess group life insurance, $18,475 in company contributions to the ESOP and $3,956 in imputed income from loan interest with respect to a loan made to Mr. Smith in 1997 by AIL Technology, Inc. The loan was made to enable him to purchase shares of AIL common stock in connection with Eaton Corporation's divestiture of that business. EDO assumed the loan in the April 2000 merger of EDO and AIL.

(3) The amounts shown for fiscal 2004 include the following additional compensation for Mr. Bassett: $900 in restricted stock dividends, $125,000 special payment under an agreement in connection with EDO's 2002 acquisition of the assets of Condor Systems, Inc., $6,350 in company contributions to the ESOP and $1,117 in imputed income for excess group life insurance.

(4) The amounts shown for fiscal 2004 include the following additional compensation for Ms Palumbo: $855 in restricted stock dividends, $6,350 in company contributions to the ESOP and $444 in imputed income for excess group life insurance.

(5) The amounts shown for fiscal 2004 include the following additional compensation for Mr. Otto: $968 in restricted stock dividends, $8,149 in company contributions to the ESOP and $2,123 in imputed income for excess group life insurance.

(6) The amounts shown for fiscal 2004 include the following additional compensation for Mr. Fox: $383 in restricted stock dividends, $10,127 in company contributions to the ESOP, $642 in imputed income from excess life insurance and $14,884 in settlement of an expiring grant under the AIL "phantom share" program, a performance-based incentive program in place at the time of the merger of AIL and EDO. The program was based on business unit performance, not EDO shares.

(7) A computation error resulted in the reporting of this amount as $443,800 in the 2004 proxy statement.

(8) Made in respect of the prior fiscal year.

OTHER EXECUTIVE COMPENSATION

  James M. Smith Employment Agreement

     In 2004, the Company entered into an Amended and Restated Employment Agreement with Mr. James M. Smith effective as of October 1, 2004 (the "2004 Agreement"), pursuant to which Mr. Smith serves as EDO's Chairman, Chief Executive Officer and President. The 2004 Agreement is filed as an exhibit to the Company's Current Report on Form 8-K, dated October 28, 2004. The term of the 2004 Agreement expires on the earlier of May 31, 2008 or the Company's 2008 Annual Meeting. The 2004 Agreement provides for a base salary of $650,000 per annum with any subsequent adjustments to base pay based on the recommendation of the Compensation Committee. The Agreement further calls for an "Annual Bonus" as calculated under the Company's Incentive Compensation Plan, with a target of 75% of Mr. Smith's base pay. Further, the Compensation Committee may award him annual grants of restricted stock based on achievement of goals mutually agreed upon between Mr. Smith and the Compensation Committee. There are no stock option awards provided for under the Agreement.

     The 2004 Agreement also provides for the following:

     Car Allowance: Mr. Smith may be provided with a new automobile for his use, every three years. Mr. Smith did not exercise this option in 2004.

     Housing Allowance: At the Company's request, Mr. Smith has agreed to lease or purchase a residence in Manhattan. He will be provided an allowance of $150,000 per year, as well as transportation by car to and from his primary residence for himself and his spouse when he exercises this right. In addition, he will be entitled to an "adjustment amount" that, on an after-tax basis, is intended to equalize his net after-tax income to account for the housing allowance or applicable New York City resident income taxes. There were no payments made under this provision in 2004.

     Financial and Tax Planning: Mr. Smith is to be paid $10,000 each year during the term of the Agreement, and for one year following its expiration for tax and financial planning. Mr. Smith is due a payment of $10,000 for 2004.

     Severance Arrangements: If Mr. Smith's employment is terminated (i) by him for Good Reason, including a Change in Control, with subsequent termination or constructive termination of employment, as defined in the agreement (but excluding a permitted transition during the final 18 months for responsibilities as President and during the final 12 months for responsibilities as CEO), or
(ii) by the Company for any reason other than death, disability, Cause, or mutual written agreement, EDO, or its successor, will pay to and/or provide for Mr. Smith the following severance payments and benefits:

          (1) a lump sum cash payment equal to three times the sum of (i) Mr. Smith's annual base salary and (ii) the higher of the average of the annual bonuses paid to Mr. Smith for the three years preceding the termination of his employment or the amount of the annual bonus actually paid to Mr. Smith in the previous year;

          (2) continuation of employee welfare benefits for three years following termination of employment;

          (3) a benefit payable under the Company's SERP or other nonqualified arrangement equal to the benefit that he would have received under the Company's qualified or nonqualified pension plans had he remained employed by the Company for an additional five years;

          (4) acceleration of vesting of all grants made under the 1996 and 2002 EDO Corporation Long-Term Incentive Plans;

          (5) a gross-up payment, if any, of the amounts that he receives are subject to the excise tax on excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Restrictive Covenant: For a period of two years following the termination of his employment, Mr. Smith shall not provide services to a competing business without EDO's consent or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees. If Mr. Smith retires at the end of the term of the 2004 Agreement, Mr. Smith may provide consulting services to EDO for up to two years, and EDO will pay him $300,000 annually for such services.

CHANGE-IN CONTROL AGREEMENTS (SEVERANCE PAYMENTS)

     The Company has entered into Change in Control agreements with all Executive Officers, except for Mr. Smith. The agreements are filed as exhibits to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002. These agreements provide for severance benefits in the event the Executive Officer's employment is terminated by the Company without Cause, or by the Executive Officer with Good Reason, within eighteen months following a Change in Control. These agreements provide severance benefits which include an amount equal to one and one-half times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The agreements also provide for the acceleration of vesting of Long-Term Incentive Plan awards and payment of legal fees incurred by the Executive Officers to enforce their rights under the agreements, if necessary, and for additional compensation to take into account the effect of any excise tax on Executive Officers' net benefits under the agreements and EDO's other benefit plans. The following table shows the Change in Control severance payment that each Named Executive Officer would be entitled to under these Agreements as of December 31, 2004 exclusive of acceleration of vesting.

                                                                      HIGH
                                                                   INCENTIVE       CIC
                                                    BASE SALARY   COMPENSATION   PAYMENT
                                                    -----------   ------------   --------
Mr. Bassett.......................................   $304,808       $182,000     $730,212
Ms Palumbo........................................   $296,428       $161,500     $686,892
Mr. Otto..........................................   $235,755       $126,758     $543,689
Mr. Fox...........................................   $174,474       $ 83,700     $387,261

     Absent a Change-in-Control, Executive Officers participate in the standard EDO Corporation Severance Pay Policy, which provides for a severance benefit in the event of a lay-off due to lack of work or other involuntary separation due to business conditions. This provides a benefit of from two weeks to five months of salary based on length of service with the Company. No benefit is provided in the event of voluntary resignation, termination for cause or retirement.

RETENTION AGREEMENTS

     As of January 2, 2004, EDO Corporation has entered into retention agreement with certain Executive Officers, including Mr. Bassett, Mr. Otto and Ms Palumbo, and other executives. The agreements with Executive Officers are filed as exhibits to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2004. Each agreement calls for the granting of shares of Restricted Stock each year for three to five years, with vesting to occur three years after the grant date. In the event of a Change in Control of the Company and the executive's subsequent termination, the grant and vesting period for all such shares will automatically accelerate. Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2004 of $31.75, the value of a change in control acceleration would be:

                                                              SHARES     VALUE
                                                              -------   --------
Mr. Bassett.................................................   21,000   $666,750
Ms Palumbo..................................................   28,500   $904,875
Mr. Otto....................................................   29,000   $920,750

     Neither Mr. Smith nor Mr. Fox is a party to a Retention Agreement.

  OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options awarded in 2004.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     This table shows all stock option exercises in 2004 by the named EDO executives and the number and value of such executives' unexercised stock options at December 31, 2004.

                                                         NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                 OPTIONS EXERCISED            UNDERLYING            IN-THE-MONEY
                                    DURING 2004          UNEXERCISED OPTIONS      OPTIONS HELD AT
                             -------------------------       AT 12/31/04            12/31/04(2)
                               SHARES                    --------------------   --------------------
                             ACQUIRED ON      VALUE          EXERCISABLE/           EXERCISABLE/
                              EXERCISE     REALIZED(1)      UNEXERCISABLE          UNEXERCISABLE
NAME                             (#)           ($)               (#)                    ($)
----                         -----------   -----------   --------------------   --------------------
James M. Smith.............      --            --           107,902/15,000        2,697,618/70,950
Frederic B. Bassett........      --            --                  0/5,000                0/53,500
George P. Fox..............      --            --              6,660/8,750          167,018/74,688
Frank W. Otto..............      --            --             5,000/10,000          125,310/91,700
Lisa M. Palumbo............      --            --                 0/10,000                0/68,050

---------------

(1) Before taxes

(2) Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2004 of $31.75.

  PENSION PLANS

     The Company provides five pension plans under which the Executive Officers and other employees are participants:

  EDO Corporation Employees Pension Plan

     The EDO Corporation Employees Pension Plan ("Defined Benefit Plan") is a non-contributory, qualified, defined benefit pension plan, providing a retirement benefit to certain employees of EDO, generally, those who were employees of the Company prior to December 31, 2001. Benefits payable under the Defined Benefit Plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary, excluding bonus) out of the employee's final ten years of employment with EDO prior to retirement, and (ii) the number of years of credited service. As of January 1, 2005, Messrs. Smith, Fox and Otto had completed respectively 36, 34 and 22 years of credited service under the Defined Benefit Plan. The benefit formula for all participants are identical; however, some excess benefit normally covered under the Excess Plan or the SERP (described below) for Mr. Smith, Mr. Fox and Mr. Otto were able to be quantified and will be paid from the Defined Benefit Plan under an amendment to the plan. Under the Defined Benefit Plan, Mr. Smith will receive an annual benefit of $160,000; Mr. Fox will receive an annual benefit of $101,186 and Mr. Otto an annual benefit of $79,961. Mr. Bassett and Ms. Palumbo joined the Company after the Defined Benefit Plan was closed to new participants. Accruals under the Defined Benefit Plan plan were frozen for all participants as of December 31, 2002. Therefore, there will be no additional service credit accrued under the Defined Benefit Plan. All benefits stated are benefits payable at age 65 on a single life annuity basis.

  EDO Corporation Non-Qualified Excess Benefit Plan

     The EDO Corporation Non-Qualified Excess Benefit Plan (the "Excess Plan") is a non-qualified excess benefit retirement plan that provides for benefits as would be calculated under the Defined Benefit Plan but for federal limitations. Additional benefit accruals under this plan were frozen for the participants except for Mr. Smith and William J. Frost, the Company's Vice President, Administration and Corporate Secretary, as of December 31, 2003. The cost of the Excess Plan is borne entirely by the Company. Benefits that might be payable under this plan benefit calculation for Messrs. Smith, Fox and Otto, are instead covered under the SERP. Ms Palumbo and Mr. Bassett are not eligible for benefits under this plan.

  EDO Corporation Supplemental Executive Retirement Plan

  PENSION PLAN TABLE

                                              YEARS OF CREDITED SERVICE AT RETIREMENT
FINAL AVERAGE TOTAL    -------------------------------------------------------------------------------------
ANNUAL COMPENSATION       5          10         15         20         25         30         35         40
-------------------    --------   --------   --------   --------   --------   --------   --------   --------
$ 200,000............  $ 20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $120,000   $140,000   $160,000
$ 250,000............  $ 25,000   $ 50,000   $ 75,000   $100,000   $125,000   $150,000   $175,000   $200,000
$ 300,000............  $ 30,000   $ 60,000   $ 90,000   $120,000   $150,000   $180,000   $210,000   $240,000
$ 350,000............  $ 35,000   $ 70,000   $105,000   $140,000   $175,000   $210,000   $245,000   $280,000
$ 400,000............  $ 40,000   $ 80,000   $120,000   $160,000   $200,000   $240,000   $280,000   $320,000
$ 450,000............  $ 45,000   $ 90,000   $135,000   $180,000   $225,000   $270,000   $315,000   $360,000
$ 500,000............  $ 50,000   $100,000   $150,000   $200,000   $250,000   $300,000   $350,000   $400,000
$ 550,000............  $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000   $385,000   $440,000
$ 800,000............  $ 80,000   $160,000   $240,000   $320,000   $400,000   $480,000   $560,000   $640,000
$1,000,000...........  $100,000   $200,000   $300,000   $400,000   $500,000   $600,000   $700,000   $800,000

     The pension table above shows the estimated annual benefits, based on single life annuity at age 65, payable to covered individuals upon retirement by the Defined Benefit Plan and the EDO Corporation Supplemental Executive Retirement Plan (the "SERP"), described below, in specified compensation and years of service classifications. The benefits shown include: (i) the benefits, under the participants' qualified plans which was frozen; and (ii) the benefits that accrue under the SERP as described below, whether frozen or not.

     Messrs. Smith, Fox and Otto are covered by the SERP adopted July 1, 2001. The SERP merged the two supplemental plans previously in existence at AIL and EDO. Under the SERP, participants receive an amount which results in a total pension benefit payable equal to 2% of their final average compensation, that is, the average five highest consecutive years of total compensation (base plus incentive compensation payment) multiplied by years of service. The benefit is offset by any amounts generated by the Defined Benefit Plan. Portions of this benefit are and will be paid as part of the qualified Defined Benefit Plan, as well as funding by insurance policies of which EDO is the owner and beneficiary as well as from general assets of the Company. Mr. Fox and Mr. Otto's benefit accrual under the SERP was frozen as of December 31, 2003. Mr. Bassett and Ms Palumbo did not participate in the SERP.

  EDO Corporation Savings and Investment Plan

     The EDO Corporation Savings and Investment Plan (the "Investment Plan") is a pension plan, qualified under sections 401(k) and (a) of the Code, which allows all employees to defer up to 20% of their total compensation (base and incentive compensation pay, up to federal limits) to the plan which is maintained by the Principal Financial Group. Participating employees may choose among 20 different vehicles in which to invest their funds. EDO stock is not an investment alternative under the Investment Plan. All of the Named Executive Officers participate in the Investment Plan.

  EDO Corporation Employee Stock Ownership Plan

     The EDO Corporation Employee Stock Ownership Plan (the "ESOP") is a leveraged ESOP in which all full-time and part-time employees participate upon reaching service requirements. The allocation of shares from the ESOP is distributed in steps: first, as a match against the first 6% of contribution to the Investment Plan; second, on a formula that equates to a percent of base pay as of December 31, 2002, and which is distributed only to those participants who were participants in the Defined Benefit Plan as of December 31, 2002 ("Special Allocation"); third, as a pro rata distribution to all employees, whether they are participating in the Investment Plan or not; and last, a per capita allocation to all employees whether Investment Plan participants or not. Messrs. Smith, Fox and Otto all received the Special Allocation under the second allocation step of this plan.

     Under the ESOP, the Named Executive Officers received the following allocations for 2004:

                                                                        TOTAL        TOTAL
                                                              PRO      SPECIAL        2004
                                                    MATCH     RATA    ALLOCATION   ALLOCATION
                                                    ------   ------   ----------   ----------
NAME                                                SHARES   SHARES     SHARES       SHARES
----                                                ------   ------   ----------   ----------
Mr. Smith.........................................  248.74    7.81      473.70       730.25
Mr. Bassett.......................................  251.11    7.81          --       258.91
Ms Palumbo........................................  248.74    7.81          --       256.55
Mr. Otto..........................................  191.25    7.81      120.13       319.19
Mr. Fox...........................................  250.60    7.81      147.54       405.94

  NON-QUALIFIED DEFERRED COMPENSATION PLANS

     Effective January 1, 2004, the Company adopted two voluntary, non-qualified deferred compensation plans: the EDO Corporation Deferred Compensation Plan I ("Plan I") and the EDO Corporation Deferred Compensation Plan II ("Plan II"). The Plans comprise an unfunded, voluntary, deferred compensation program maintained for a group of management and highly compensated employees, including the Named Executive Officers.

     Plan I allows participants to elect to defer that portion of compensation which the participant elected to be contributed on his or her behalf to the Investment Plan but which could not be contributed because of limitations on annual compensation and/or annual additions under the Code. For purposes of Plan I, the term "compensation" is defined in the same manner as that term is defined in the Investment Plan. In addition, "non-discretionary employer contributions" will be made supplemental to the Investment Plan employer contributions. This amount is equal to the amount of contributions (excluding deferral contributions as defined in section 402(e)(3) of the Code) the Company would have made to the Investment Plan, if there were no limitations on annual compensation, annual additions or non-discrimination under the Code, less such amounts actually contributed by the Company to the Investment Plan on the participants' behalf. This "match" is made in cash, not EDO shares. Plan I provides for a fixed rate of interest, which for 2004 and 2005 has been set at 8%. This rate was determined by a competitive quote received from an insurance company for funding purposes.

     In addition, under Plan I, Messrs. Bassett, Otto, Fox and Ms Palumbo as well as certain other participating executives, but excluding Mr. Smith, may receive Employer Performance Contributions in an amount not less than 2% nor greater than 8% of the participant's annual compensation. The percentage is determined by the performance of the Company for the preceding fiscal year. For this purpose, annual compensation means a participant's total annual current cash compensation. The following table shows deferrals and Company contributions for 2004.

NON QUALIFIED DEFERRED COMPENSATION

                                                                           2004 PERFORMANCE
NAME                                               DEFERRAL   2004 MATCH     CONTRIBUTION
----                                               --------   ----------   ----------------
Mr. Smith........................................  $64,650     $32,325              --
Mr. Bassett......................................       --          --          $6,086
Ms Palumbo.......................................  $ 9,691     $ 4,846          $5,918
Mr. Otto.........................................       --          --          $4,609
Mr. Fox..........................................  $20,601     $ 3,724          $3,490

     Participants may also elect to defer up to 100% of their incentive compensation and/or incentive commissions to Plan I. These deferrals also earn a fixed rate of interest (8% for 2004 and 2005). The first deferrals under this feature were made in the first quarter of 2005. Ms Palumbo elected to defer 40% of her award, Mr. Otto, 10% of his award and Mr. Fox 100% of his award. Mr. Bassett did not make, and Mr. Smith is not eligible to make, this election.

     Plan II is a plan established for all other participants of the Incentive Compensation Award program. Eligible employees may elect voluntary deferrals of up to 100% of their incentive compensation and/or incentive commissions to Plan
II. These deferrals also earn a fixed rate of interest (8% for 2004 and 2005). In addition to the voluntary employee contributions, the company may credit a participant's account with amounts designated as Discretionary Employer contributions. No Executive Officers participate in this plan.

  DIRECTORS' COMPENSATION

     The Compensation Committee determines directors' compensation. Each non-employee director receives an annual retainer of $45,000. An additional $5,000 per year is paid to Audit Committee members, and an additional $5,000 is paid to the Chair of any committee. There are no additional per meeting fees. Mr. Smith, as an employee of EDO, is not compensated for service on the Board.

     Pursuant to the EDO Corporation Compensation Plan for Directors, a minimum of one-quarter of a director's retainer is paid in Common Shares valued at the end of each quarter. Directors may defer all of their remaining cash compensation either in the form of an interest-bearing cash account, or in the form of stock units that are valued at the close of the quarter, credited with dividends declared during the deferral period and paid out in Common Shares or cash at the end of the deferral period at the then fair market value of Common Shares.

     In 2004, EDO shareholders approved the adoption of the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan ("NEDSOP"). The NEDSOP provides for grants of non-qualified Stock Options, Restricted Shares or Restricted Share Units to each non-employee Director ("Eligible Director") on the date of his or her first election to the Board ("Initial Grant") and annually thereafter on the first business day in January of each year after the year in which the director is first elected to the board ("Annual Grant"). Awards of Restricted Shares and Restricted Share Units vest immediately if they are Initial Grants, and at the end of the applicable Restriction Period if they are Annual Grants. The Compensation Committee administers the NEDSOP and determines the form, amount and terms and conditions of Awards. Awards of Stock Options are exercisable in full immediately upon grant at the Fair Market Value on the date of Grant and remain exercisable until the earlier to occur of (i) the tenth anniversary date of the grant, or (ii) the date the director ceases to be a member of the Board, unless his or her service is terminated due to death, disability, retirement or otherwise with the consent of the Compensation Committee, in which case the options terminate three years after the director ceases to be a member of the Board (but no later that the tenth anniversary of the grant date). Restricted Shares are held in the custody of the Company during the Restriction Period but the Eligible Director retains all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive cash dividends. The terms and conditions of Restricted Shares and Restricted Share Units are established by the Compensation Committee at the time of grant. No Restricted Shares or Restricted Share Units have been issued under the NEDSOP.

     Newly elected directors are required to own, or acquire within one year of election by the shareholders, at least 1,000 common shares. No director received any additional compensation from EDO in 2004.

  EQUITY COMPENSATION PLAN INFORMATION

                                                                                   NUMBER OF
                                                                                   SECURITIES
                                                                                   REMAINING
                                                                                 AVAILABLE FOR
                                                                                     FUTURE
                                                                                    ISSUANCE
                                                 NUMBER OF                           UNDER
                                               SECURITIES TO      WEIGHTED-          EQUITY
                                                 BE ISSUED         AVERAGE        COMPENSATION
                                               UPON EXERCISE    EXERCISE PRICE       PLANS
                                               OF OUTSTANDING   OF OUTSTANDING     (EXCLUDING
                                                  OPTIONS,         OPTIONS,        SECURITIES
                                                WARRANTS AND     WARRANTS AND     REFLECTED IN
PLAN CATEGORY                                      RIGHTS           RIGHTS        COLUMN (A))
-------------                                  --------------   --------------   --------------
                                                    (A)              (B)              (C)
Equity compensation plans approved by
  security holders...........................     1,083,811          14.65          591,511
Equity compensation plans not approved by
  security holders...........................        17,379          11.21               --
Total........................................     1,101,190                         591,511

     The Company has one equity compensation plan that has not been approved by shareholders -- the EDO Corporation Compensation Plan for Directors. Under this plan, each non-employee director is required to take one-quarter of his annual retainer in the form of Common Shares, and may elect to receive any or all of the remainder of any cash compensation due such director in the form of Common Shares. The plan also provides the non-employee directors with the opportunity to defer receipt of their cash compensation in the form of cash or stock. Deferrals in the form of stock are converted to stock units based on the closing reported sales price of Common Shares on the day that monies would have been otherwise paid. There is no established reserve of shares for issuance under the plan and, therefore, no shares are reflected in column (c) in the table above. Aggregate shares issued under the plan totaled 5,317, 5,645, and 4,627 and aggregate deferred stock units totaled 1,360 1,950, and 1,495 for fiscal 2004, 2003, and 2002, respectively.

                   2004 REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent, outside directors and functions under a charter approved by the Board of Directors. The purpose of the Committee is to adopt a philosophy and strategy of compensation for the Company and its executives which is consistent with the Company's long-term plans and objectives.

     In accordance with this philosophy, for 2004 compensation planning, the Committee considered qualitative and quantitative 2003 performance factors, including that EDO:

     - achieved the publicly forecasted projections with record revenue of $460.7 million in 2003, up 40.1 percent from $328.9 million in 2002;

     - increased net earnings 39.3 percent, to $14.8 million from $10.6 million in 2002. On a diluted per-share basis, earnings for 2003 were $0.84, up
       37.7 percent from the $0.61 recorded in 2002;

     - strengthened and expanded the range of professional services with the acquisition of Advanced Engineering & Research Associates, Inc.;

     - expanded capabilities in communications-related products and professional services with the acquisition of Darlington, Inc.;

     - reinforced its position as a global leader in aircraft armament systems, and broadened customer base in Europe, with the acquisition of Emblem Group Ltd. The acquisition also added capabilities in flexible circuits as well as rugged computers and related devices;

     - increased funded backlog and unfunded options to more than $982 million;

     - received a first contract for the new line of electronic force protection devices known as Warlock, which resulted from internally funded R&D investment;

     - doubled the size of our previous fleet-support contract with a 5-year, $108 million award from the Navy to provide C4I support worldwide, both afloat and ashore;

     - received a $33.5 million contract for production of weapons-storage and release systems on 43 additional F/A-22 aircraft;

     - secured new positions on two major Coast Guard modernization programs, Rescue 21 and Deepwater, for interference cancellation technology;

     - received a commitment by the Air Force to extend the life of EDO's AN/ALQ-161 defensive suite on the B-1B bomber until at least 2015, beginning with a contract to upgrade the digital radio-frequency memory;

     - completed the sale of the facility in Deer Park, and began the implementation of a company-wide facilities plan, calling for consolidations and modernizations in the Washington, DC area, California, and Long Island.

Short-term Compensation

Base Salary

     The Company seeks to attract and retain executive talent by offering competitive base salaries. Base salary is primarily set in accordance with comparable base salaries paid by peer group companies and national studies as verified by outside consultants and internal staff. These studies are done no less than every two years or sooner if the labor market or other factors indicates review of the compensation structure is warranted. The Committee receives a report annually, from an outside consultant, on the financial performance of the Company versus peer group companies.

     In 2002 and 2003, the Committee directly engaged an outside compensation consultant to provide an analysis of EDO's executive compensation. This information was updated in 2004 by the outside consultant. EDO's Compensation Manager provided additional analysis of compensation data to the Committee. For most senior executives, including some of the Named Executive Officers, the results of the surveys determined that:

     - Base salaries were less than the competitive norm that is at or below the median.

     - Performance-based cash incentives were at or below the median.

     - Long Term Incentives (annual awards) were below the median.

     As a result of this review, adjustments to base salary were made for certain senior executives, including two of the Named Executive Officers, effective January 1, 2004.

     In addition to the base compensation review, the Committee addressed concerns about the retention of key executives, particularly over the next three to five years. Retention and Long Term Compensation are addressed below.

Annual Incentive Compensation

     Annual incentive compensation awards for Executive Officers are primarily a function of the Company's operational results for the year. In accordance with an established plan approved by the Board, the Committee approves specific target performance criteria in accordance with the strategic and operating objectives of the Company and of business units for the upcoming year. In 2004, the criteria were corporate and business unit earnings, return on capital employed, cash management, contract awards and sales. Target criteria were set as a stretch goal against both prior year performance and current year business plan. The 2004 operational results were at 100%, resulting in a target pool at 100%. There was also qualitative assessment of individual performance, which influenced the size of the individual incentive awards, and which adjusted the actual individuals' cash awards from 0% to 150% of their target.

     Executive Officers' compensation also includes, in addition to participation in Company-wide plans generally available to all employees, certain benefits comparable to those of other businesses in the industry and as reported collectively in the summary compensation table and below.

Intermediate-Term Compensation

     Under EDO's 2002 Long-Term Incentive Plan and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of performance shares and restricted common shares. Restricted common shares are generally awarded at the beginning of a performance period and convey to the Executive Officer receiving the award all the rights of share ownership, including voting rights and dividends as may be paid to holders of common shares.

     As part of a Key Employee Retention Program, the Committee approved a plan that grants restricted common shares to nine executives, including three of the Named Executive Officers, which vest only if the executive remains with the Company for the duration of a performance period that ranges from three (3) to five (5) years.

     In 2005, the Committee granted 12,000 restricted common shares to the CEO as a result of performance criteria attained in 2004.

Long-Term Compensation

     In accordance with EDO's 2002 Long-Term Incentive Plan, options to purchase common shares may be awarded to Executive Officers at market price, which become exercisable three years after grant and expire ten years from the date of grant. In 2004, the Committee changed the award practice from stock options to restricted shares, and does not anticipate awarding options as an equity vehicle for the immediate future.

     The Committee determined that current grant levels, while not at median, adequately satisfied the company's long-term objectives.

Stockholding Guidelines

     Because the Committee believes in linking the interests of management and stockholders, in October 2004, the Committee approved stockholding guidelines for EDO's Executive Officers and Senior Executives effective January 1, 2005.

     The stockholding guidelines specify the value of the number of shares (i) owned outright, (ii) granted by the Company as restricted shares (vested or not vested) and (iii) vested stock options, that the Executive Officers must accumulate and hold within three years of the later of the effective date of January 1, 2005 or the date of appointment as an Executive Officer or Senior Executive. The specific share requirements are based on a specified multiple of annual base compensation, in effect as of January 1, 2005 or at the time of eligibility times the value of the closing price of EDO stock over the preceding twelve months. The range will be from 1 times to 4 times base pay, with the higher multiples applicable to EDO's Executive Officers having the highest levels of responsibility. The number of shares to be held will change only if the executive is promoted to a higher position.


Chairman, Chief Executive Officer, President................  4 times
Executive Vice-President, Chief Operating Officer, Chief
  Financial Officer.........................................  3 times
Elected Vice-Presidents.....................................  2 times
All other designated Senior Executives......................  1 times

STOCK OPTION HOLDING PERIOD

     Also effective January 1, 2005, senior executives will be required to hold for at least one year the net shares of EDO stock that they receive by exercising stock options. "Net Shares" means the number of shares obtained by exercising the vested option, less the number of shares the executive sells to
(i) cover the exercise price of the options and (ii) pay the Company any required withholding taxes. This requirement applies to all executives subject to the shareholding guidelines.

     Waiver: for good and exceptional reason, any executive subject to this provision may seek the approval of the CEO, or in the case of the CEO, the Compensation Committee, for a waiver to these requirements.

CEO Compensation

     In 2004, the Board of Directors, through the Committee, negotiated an Amended and Restated Employment Agreement dated as of October 1, 2004 (the "2004 Agreement") with the Chief Executive Officer, Mr. James M. Smith, which extends the term of his prior Employment Agreement (the "2003 Agreement") through the earlier of May 31, 2008 or the Company's 2008 Annual Meeting. The 2004 Agreement was filed as an exhibit to the Company's Current Report on Form 8-K dated October 28, 2004. The Committee retained outside compensation, legal and tax advisors for this purpose.

     The Chief Executive Officer's total compensation was determined by peer group analysis, information provided by the outside consultant and performance measurements described above with respect to all Executive Officers. Mr. Smith's initial base pay adjustment of 4.16% for 2004 was as agreed to in the 2003 Agreement. An additional adjustment of 4% in October 2004 was provided for in the 2004 Agreement. The 2004 Agreement does not provide for any future pre-determined base pay increases. Future adjustments are left solely to the discretion of the Committee.

     For the awarding of incentive compensation in 2004 (for 2003 performance), the Committee, with input from the other independent directors, evaluated the CEO, reviewed Mr. Smith's performance against his written goals and objectives for the year, and the Company's performance in 2003. The Committee awarded Mr. Smith $665,712 in incentive compensation.

     Per the 2003 and 2004 Agreements, the Committee may award Mr. Smith up to 15,000 restricted shares. The amount to be awarded is as a result of measurement of his performance against specific written goals and objectives. As a result of their review of his written assessment against those goals, in 2004, the Committee awarded Mr. Smith 15,000 Restricted Shares. In February 2005, the Committee granted 12,000 Restricted Shares for performance in 2004.

Deferred Compensation Plan and Supplemental Executive Retirement Program

     Prior to 2004, the Company maintained a SERP for seven (7) current senior executives including three (3) of the Named Executive Officers. (Mr. Smith, Mr. Otto and Mr. Fox). As of 2004, additional service credit or covered compensation increases under the SERP were frozen for all executives except for Mr. Smith and Mr. William Frost, Vice-President, Administration, due to their near-proximity to the Company's Normal Retirement Age, as provided in the plan. The plan is a non-qualified plan, providing 2% of cash compensation per year of service, offset by any amounts payable to the executive from the qualified defined benefit plan, which also had previously been frozen. Potential benefit available under the SERP is detailed in the Pension Plan table. Benefits accrued under the SERP are partially funded by Company ownership of life insurance policies, for which the Company is both the owner and beneficiary. The balance of the liability would be paid from current assets. The Company has established a Rabbi Trust; however, no assets are currently held with this vehicle. It is the Company's intention to transfer ownership of some of the life insurance assets to the trust for funding purposes.

     In place of the SERP, the Company implemented a deferred compensation plan, the EDO Corporation Non-Qualified Deferred Compensation Plan I (the NQDCP I) that allows all participants in the Incentive Compensation Plan, including Named Executive Officers but excluding Mr. Smith and Mr. Frost, to defer part or all of their incentive compensation payments. In addition, certain executives, including all of the Named Executive Officers, may defer up to 20% of their pay in excess of federal limits on contribution to the EDO Corporation Employee Savings and Investment Plan (the Investment Plan.) The Company will make a cash match on the first 6% of this deferral, offset by amounts contributed to the Investment Plan. The NQDCP I provides for a fixed rate of interest, which for 2004 and 2005 has been set at 8%. This rate was based on a quote received from an insurance company for funding purposes. The interest rate for future years will be reviewed at the end of 2005. The deferred compensation program is unfunded at this time.

Internal Revenue Code Section 162(m)-$1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code (the "Code") precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid Executive Officers unless certain specific and detailed criteria are satisfied.

     The Committee considers the anticipated tax treatment to EDO and the Executive Officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes to applicable tax laws and regulations as well as other factors beyond the Committee's control also can affect deductibility of compensation. For these and other reasons, the Committee has not sought to limit executive compensation to amounts deductible under Section 162(m) of the Code.

     In the past, the compensation has not regularly approached such a level. The Committee's emphasis on executive compensation components based on performance further serves to reduce the likelihood of reaching the Section 162(m) cap. However, in order to allow and ensure that annual incentive payments are fully deductible under Section 162(m) of the Code, EDO is seeking shareholder approval of the EDO Corporation Incentive Compensation Plan at the Annual Meeting. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation to the extent reasonably practicable and as determined to be in the best interests of EDO and its shareholders.

     This report is furnished by the members of the Compensation Committee.

                                          Robert Allen, Chair
                                          Leslie Kenne
                                          Robert Hanisee
                                          James Roth

                         SHAREHOLDER PERFORMANCE GRAPH

     This table compares the performance from 1999-2004 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor's 500), and an industry-specific index, Value Line Aerospace/Defense Group, as provided to EDO by Value Line.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                     EDO CORPORATION, STANDARD & POOR'S 500
                     AND VALUE LINE AEROSPACE/DEFENSE INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/04)
[COMPARISON GRAPH]

                                                     EDO CORPORATION          STANDARD & POOR'S 500         AEROSPACE/DEFENSE
                                                     ---------------          ---------------------         -----------------
1999                                                     100.00                      100.00                      100.00
2000                                                     124.35                       89.86                      103.64
2001                                                     455.47                       78.14                      115.81
2002                                                     359.62                       59.88                      104.81
2003                                                     429.48                       75.68                      128.13
2004                                                     555.77                       82.49                      155.42

Assumes $100 invested at the close of trading in 12/99 in EDO Corporation common stock, Standard & Poor's 500, and Aerospace/Defense.

* Cumulative total return assumes reinvestment of dividends.

                            SOURCE: VALUE LINE, INC.

                         1999       2000       2001       2002       2003       2004
                        -------    -------    -------    -------    -------    -------
EDO Corporation         100.00     124.35     455.47     359.62     429.48     555.77
Standard & Poor's
  500                   100.00      89.86      78.14      59.88      75.68      82.49
Aerospace/Defense       100.00     103.64     115.81     104.81     128.13     155.42

     Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                                SHARE OWNERSHIP

Principal Holders of Common Shares

     This table shows, as of December 31, 2004, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNERSHIP        CLASS(A)
------------------------------------                        -----------------   ----------
FMR Corp., Edward C. Johnson 3(rd),.......................      1,434,800(b)       7.18
  Abigail P. Johnson and
  Fidelity Management and Research Company
  82 Devonshire Street
  Boston, MA 02109
Babson Capital Management LLC.............................      1,261,100(c)       6.31
  One Memorial Drive
  Cambridge, MA 02142-1300
EDO Employee Stock Ownership Plan.........................      4,232,061(d)      21.40
  c/o GreatBanc Trust Company
  1301 W. 22(nd) Street
  Suite 800
  Oak Brook, IL 60523
Wellington Management Company, LLP........................      1,068,600(e)       5.34
  75 State Street
  Boston, MA 02109
Cardinal Capital Management, LLC..........................      1,258,452(f)       5.00
  One Fawcett Place
  Greenwich, CT 06830

---------------

(a)  Based on 20,017,658 Common Shares Outstanding at December 31, 2004.

(b) Holdings as of December 31, 2004, as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G on February 14, 2005.

(c) Holdings as of December 31, 2004, as reported to the SEC on Schedule 13G on January 20, 2005.

(d) Shares of common stock owned pursuant to the EDO Employee Stock Ownership Plan are voted by the trustee in accordance with written instructions of the plan participants. If no instructions are received by the trustee, the trustee votes such shares (along with any unallocated shares held in the plan) in the same proportion as it votes those shares for which it receives proper instructions.

(e) Holdings as of December 31, 2004, as reported to the SEC on Schedule 13G/A on February 14, 2005.

(f) Holdings as of December 31, 2004, as reported to the SEC on Schedule 13G on February 25, 2005.

     This table gives information concerning Common Shares beneficially owned as of March 5, 2005 by each of the Company's directors, each of the Named Executive Officers and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

                                                               BENEFICIAL OWNERSHIP
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES       CLASS
------------------------                                      ---------   ----------
Robert E. Allen.............................................     62,791        *
Robert Alvine...............................................     66,735        *
George M. Ball..............................................     53,788        *
Frederic B. Bassett.........................................     16,611        *
Dennis C. Blair.............................................     26,095        *
George P. Fox...............................................     51,682        *
Robert M. Hanisee...........................................     74,937        *
Michael J. Hegarty..........................................     95,783        *
Leslie F. Kenne.............................................     20,473        *
Paul J. Kern................................................     10,000        *
Ronald L. Leach.............................................     39,465        *
Frank W. Otto...............................................     23,477        *
Lisa M. Palumbo.............................................     26,445        *
James Roth..................................................     26,095        *
James M. Smith..............................................    534,682      2.6
Robert S. Tyrer.............................................     15,332        *
Robert Walmsley.............................................     15,272        *
All Directors and Executive Officers as a group.............  1,159,663      5.7

---------------

* Less than 1%

     The shares owned by directors and officers include shares owned by the spouses and minor children, held with shared voting power, held in the employee stock ownership plan ("ESOP") at March 5, 2005, and shares the individuals have the right to acquire within 60 days following March 5, 2005 upon exercise of options, as follows:

                                            SHARES OWNED BY                      SHARES ISSUABLE
                                            FAMILY MEMBERS/      SHARES HELD      UPON EXERCISE
NAME                                      SHARED VOTING POWER      IN ESOP         OF OPTIONS
----                                      -------------------   --------------   ---------------
Robert E. Allen.........................            --                 --             46,000
Robert Alvine...........................            --                 --             46,000
George M. Ball..........................            --                 --             46,000
Frederic B. Bassett.....................            --                611                  0
Dennis C. Blair.........................            --                 --             25,000
George P. Fox...........................            --              1,780              6,660
Robert M. Hanisee.......................            --                 --             52,000
Michael J. Hegarty......................            --                 --             38,000
Leslie F. Kenne.........................                               --             20,000
Paul J. Kern............................            --                 --             10,000
Ronald L. Leach.........................            --                 --             25,000
Frank W. Otto...........................            --                760              5,000
Lisa M. Palumbo.........................            --                944              5,000
James Roth..............................            --                 --             24,000
James M. Smith..........................        77,731              2,618            107,902
Robert S. Tyrer.........................            --                 --             15,000
Robert Walmsley.........................            --                 --             15,000
All Directors and Executive Officers as
  a group...............................        77,731              6,713            486,562

     Mr. Smith disclaims beneficial ownership with respect to the shares held by family members.

                            CHARITABLE CONTRIBUTIONS

     Within the preceding year, the Company did not make any contributions to any charitable organization in which an independent director served as an executive officer, which exceed the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

                        APPROVAL OF THE EDO CORPORATION
                          INCENTIVE COMPENSATION PLAN

                                (PROPOSAL NO. 2)

     You are being asked to approve the EDO Corporation Incentive Compensation Plan ("IC Plan"), which has been adopted by the Compensation Committee of the Board of Directors ("Committee"). The purpose of the IC Plan is to provide annual incentive opportunity for eligible employees of EDO whose actions are considered to have a significant impact on the success of the Company. This plan is the incentive compensation plan that has been utilized by the Committee for the past five years. The IC Plan is intended to comply with performance-based compensation exception requirements of Section 162(m) of the Code and related income tax regulations issued thereunder, and shareholder approval of this plan is being sought for that purpose.

     The following summary is of the IC Plan and is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Appendix A.

     The IC Plan covers selected salaried Employees of EDO in an executive, professional, technical or advisory position, who, in the judgment of the Committee, qualify for participation. Participant awards, if any, are based on individual target goals as set forth for the plan year against performance measurement factors which are determined for Corporate, Group, Sector or Business Unit. The threshold for each measurement factor is 70% of the target financial goal and the maximum would be 150% of the target financial goal. The Committee however may grant, in its sole discretion, an amount for a participant's extraordinary contributions.

     All Awards under the IC Plan are contingent upon EDO Corporation meeting its threshold earnings set for the year as well as the IC Plan participant's applicable business unit or other level meeting its threshold earnings for the year. Awards are paid in the first quarter of the year, subsequent to the year in which it is earned, following determination of EDO's financial performance as approved by the Audit Committee. The total awards that may be given by EDO under the IC Plan shall be the sum of all individual incentive awards and, unless authorized by the Committee, shall not exceed 20% of EDO corporate earnings.

     The IC Plan will be administered by the Compensation Committee.

     The following table shows target amounts that would be paid in 2005 under the IC Plan assuming a personal and financial measurement factor of 100%.

                             NEW PLAN BENEFITS (1)

EDO CORPORATION INCENTIVE COMPENSATION PLAN

                                                                                 NUMBER OF
                     NAME AND POSITION                        DOLLAR VALUE ($)     UNITS
                     -----------------                        ----------------   ---------
James M. Smith, Chairman, President and Chief Executive
  Officer...................................................     $  487,500         --
Frederic B. Bassett, Vice President-Finance Chief Financial
  Officer and Treasurer.....................................     $  130,307         --
Lisa M. Palumbo, Vice President and General Counsel.........     $  130,307         --
Frank W. Otto, Executive Vice President and Chief Operating
  Officer...................................................     $  130,307         --
George Fox, Group Vice President............................     $   64,641         --
Executive Group.............................................     $  258,564         --
Non-Executive Director Group................................            N/A         --
Non-Executive Officer Employee Group........................     $5,064,708         --

---------------

(1) The plan allows for the Compensation Committee in its discretion to amend individual target goals and performance measurement factor levels which may affect award compensation.

THE EDO BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EDO CORPORATION INCENTIVE COMPENSATION PLAN.

Indebtedness of Management

     Mr. James M. Smith was indebted to EDO pursuant to a loan made to enable him to purchase shares of AIL Technology Inc. common stock in connection with Eaton Corporation's divesture of that business in 1997. This loan, which bore in 2004 an annual interest rate of 1.52%, was assumed by EDO in the April 2000 merger of EDO and AIL. The largest aggregate amount outstanding since January 1, 2004 was $259,803. The amount outstanding at March 11, 2005 was $139,803.

Certain Relationships and Related Transactions

     A son of Mr. James M. Smith is employed by the Company and received total cash compensation of $67,848 in fiscal 2004, plus standard benefits available to all employees. His compensation level was commensurate with other employees having similar positions and responsibilities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, EDO's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Shares are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their ownership of and transactions in EDO Common Shares and are also required to provide EDO with copies of such reports. Based solely on such reports and related information furnished to EDO, EDO believes that in fiscal 2004 all such filing requirements were complied with in a timely manner by all directors and executive officers.

                                 MISCELLANEOUS

Costs of Proxy Solicitation

     We will pay the expenses of soliciting proxies for the 2005 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of Common Shares. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of EDO without additional compensation, as well as by employees of American Stock Transfer & Trust Company, the Company's vote tabulator. If utilized, payment to American Stock Transfer & Trust Company for such services will be based on actual expenses incurred, including time spent. EDO has also retained Georgeson Shareholder Communications Inc. to assist in such solicitations, at an estimated cost of $7,500 plus out-of-pocket expenses.

Annual Reports

     If you were a shareholder of record on March 11, 2005, you should have received a copy of EDO's 2004 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. In addition, a copy of EDO's annual report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004 is available to each record and beneficial owner of Common Shares without charge upon written request to the Corporate Secretary.

     As permitted by Section 726 of the Business Corporation Law of New York, EDO has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Great American Insurance Group for the 2005-year period which commenced on January 1, 2005 at a total cost of $240,000. The policy insures EDO against losses from claims against its directors and officers when they are entitled to indemnification by EDO, and insures EDO's directors and officers against certain losses from claims against them in their official capacities. EDO also has in force an excess directors' and officers' liabilities insurance policy with U.S. Specialty Insurance Company at a total cost of $135,000. All duly elected directors and officers of EDO are covered by this insurance.

     Requests for copies of the Annual Report to Shareholders or the Annual Report on Form 10-K should be sent to: Corporate Secretary, EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165.

                                          By order of the Board of Directors

                                          -s- William J. Frost
                                          WILLIAM J. FROST
                                          Corporate Secretary

Dated: March 18, 2005

                                   APPENDIX A
                                EDO CORPORATION

                          INCENTIVE COMPENSATION PLAN

I.  PURPOSE

     The purpose of this Plan is to provide an annual incentive opportunity for eligible employees of EDO Corporation ("EDO" or "Company") in executive, professional, technical or advisory positions whose actions are considered to have a significant impact on the success of the Company.

II.  ADMINISTRATION

     This Plan is adopted, and shall be administered, by the Compensation Committee of the Board of Directors of EDO (the "Committee"). The Committee shall have complete authority to interpret all provisions of this plan.

III.  ELIGIBILITY

     Any salaried employee of EDO who, in the judgment of the Committee, meets the criteria described in Article I may be selected for participation in the Plan. The Committee has final authority for designating participants, but may delegate this authority, as it deems advisable.

IV.  DEFINITIONS

  BUSINESS UNIT EARNINGS:

     Are pre-tax but exclude defined benefit plan pension income or expense, amortization of acquisition-related intangibles (for acquisitions after December 31, 2002) and corporate interest income and/or expense.

  CORPORATE EARNINGS:

     Earnings before corporate interest income or expense, taxes, defined benefit pension income or expense, amortization of acquisition-related intangibles (for acquisitions after December 31, 2002), merger related costs and non-cash ESOP income.

  GROSS SALES:

     The total at each business unit level, roll-up to group and corporate totals are net of inter-company sales.

  AWARDS:

     Receipt of funded contracts within the year.

  INCENTIVE POOL:

     The amount arrived at by taking the sum of all individual incentive targets.

  INDIVIDUAL INCENTIVE TARGET:

     The amount arrived at by taking the sum of the annual midpoint of each participant's salary grade multiplied by the assigned target incentive percentage to derive the amount of the individual's unadjusted target incentive compensation.

  THRESHOLD:

     The entry point of a measure used for calculation, which is seventy percent (70%) of the measured factor's target. Meeting threshold would generate 50% of the incentive pool.

  TARGET:

     The number submitted as the business plan for the incentive compensation plan year. The business plan number may be adjusted up to meet either minimum performance requirements or a stretch goal against the business plan for that measure. Meeting target generates 100% of the incentive pool.

  MAXIMUM:

     One hundred and fifty percent (150%) of the target number for the measured item, which generates 150% of the target pool.

V.  POOL SIZE

     The total Incentive Compensation Pool amount will not exceed 20% of corporate earnings, nor 20% of the business unit's earnings, except as authorized by the Compensation Committee.

VI.  CALCULATION

     To arrive at the current incentive compensation pool total and subsequently, individual awards:

          1) Adjust incentive pool for changes to participants. Adjustments would include new hires and promotional adjustments since date of calendar year approval.

          2) Adjust the total incentive pool by corporate or business unit performance measurement factor. The Corporate threshold for earnings must be met for there to be an award at any level. Individual business units must meet their earnings threshold for there to be an incentive payment to that business unit.

          3) Calculate the actual individual award based on individual contribution to EDO performance. Individual Award assessment will be determined by individual goals set for the plan year. Individual performance ratings may range from zero (0) to 150 percent (150%).

     The sum of individual awards may not exceed the total adjusted pool without Committee approval.

     The targets or adjusted targets for the Chief Executive Officer shall be carved out of the pool prior to the calculations for individual awards. The Compensation Committee shall calculate the CEO award.

     Excepted from this provision are special awards made to those employees submitted by management and approved by the Committee. These awards shall be paid from Company general funds, rather than Incentive Plan funding. The Committee shall establish the size of this fund. Generally, recipients of Special Awards are not Incentive Compensation Plan participants.

VII.  PERFORMANCE MEASUREMENT FACTOR

  INCENTIVE POOL DETERMINATION

  A)  Corporate and Group or Sector Level

     Plan participants, who are members of the Corporate Staff, Group Vice-Presidents, and their staff, as well as other senior managers as designated by management and approved by the Committee, will have their target incentive compensation performance measurement factor calculated based on the following factors:

EARNINGS....................................................  35%
AWARDS......................................................  15%
SALES.......................................................  15%
CASH FLOW MANAGEMENT........................................  15%
RETURN ON CAPITAL EMPLOYED..................................  20%

(Group measure will be a roll-up of the weighted individual business units in each Group or Sector.)

  B)  Business Unit Level

     For Plan Participants who are the management and employees of an EDO business unit:

EARNINGS....................................................  40%
AWARDS......................................................  20%
SALES.......................................................  20%
CASH MANAGEMENT.............................................  20%

     The threshold for each measure will be 70% of the target, which would generate 50% of the incentive pool. The maximum for the measure would be 150% of the target, which would generate a maximum Incentive Pool of 150%. Performance results will be interpolated between threshold, target and maximum.

     All recommended awards are subject to final review and approval by the President and Chief Executive Officer and the Committee. The Committee may, on its own discretion or upon the recommendation of Management, adjust Business Unit, Sector, Group or Corporate Performance Results for extraordinary events.

VIII.  OTHER PROVISIONS

     The Committee has sole authority to grant an amount, which is a percent of the sum of all the Target Incentive Payout representing a Special Fund. The Special Fund shall be for the express purpose of recognizing Incentive Compensation Plan participants extraordinary contributions to the corporation.

IX.  PAYMENT

     Incentive compensation, if awarded, will be paid in the year subsequent to the year in which it is earned at the earliest feasible date following the determination of EDO's performance for the period. Payment is typically made in the first quarter of the year following the Plan Year, after approval of year-end results by the Audit Committee. (That is, not prior to the availability of necessary approved financial and other information.) An exception to this policy can be made in the event of plant closing or divestiture. The Committee will have sole discretion with regard to the timing and payment of all incentive awards.

X.  SERVICE FOR PART OF THE YEAR

     A participant whose employment commences after the start of an incentive year will be eligible for incentive compensation on a pro-rata basis using the number of full months of employment and personnel performance objectives.

     A participant whose employment terminated during an incentive year by reason of retirement (normal or early), death, disability or for other reasons acceptable to the Board, may, at the Committee's sole discretion, be paid incentive compensation on a pro-rata basis at the same time other participants are paid.

There is no guarantee, however, that such payment will be made. Staff members who terminate voluntarily, excluding retirement, during the course of the Plan Year will NOT receive any incentive compensation for the Plan Year in which the termination occurred.

     In the event of a salary grade change during the Plan Year, the participant's target will be the pro-rated target of each respective salary grade.

XI.  ACCOUNTING PROVISIONS

     Awards paid out under the provisions of this Plan will be accrued for, and charged to each EDO operating unit in accordance with their unit targets. All payments are subject to normal payroll tax withholding.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                 EDO CORPORATION

                                 APRIL 26, 2005

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                    VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors.

                               NOMINEES:
[ ] FOR ALL NOMINEES           O  Robert E. Allen
                               O  Robert Alvine
[ ] WITHHOLD AUTHORITY         O  Dennis C. Blair
    FOR ALL NOMINEES           O  Robert M. Hanisee
                               O  Michael J. Hegarty
[ ] FOR ALL EXCEPT             O  Leslie F. Kenne
    (See instructions below)   O  Paul J. Kern
                               O  Ronald L. Leach
                               O  James Roth
                               O  James M. Smith
                               O  Robert S. Tyrer
                               O  Robert Walmsley

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: 0








To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

                                                          FOR  AGAINST  ABSTAIN
2. To approve the EDO Corporation Incentive Compensation
   Plan.                                                  [ ]    [ ]      [ ]

And to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on March 11, 2005 will be entitled to notice of and to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" THE APPROVAL OF THE EDO CORPORATION INCENTIVE COMPENSATION PLAN.

SIGN, DATE AND MAIL YOUR PROXY TODAY.

                                     I PLAN TO ATTEND THE MEETING. [ ]



Signature of Shareholder      Date:    Signature of Shareholder      Date:
                        ------     ---                         ------     ---

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

      This card admits the holder to the EDO Corporation Annual Meeting of Shareholders, which will be held in the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, April 26, 2005 at 9:00 a.m. Please bring this card with you to the meeting if you plan to attend. You will also need to bring a photo ID to gain admission.







                                 EDO CORPORATION

            ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDO CORPORATION.

      The undersigned hereby appoints WILLIAM J. FROST and LISA M. PALUMBO, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, April 26, 2005 at 9:00 a.m. Utah time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all the said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                 EDO CORPORATION

                                 APRIL 26 2005

                           PROXY VOTING INSTRUCTIONS

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as possible.

                 - OR -

TELEPHONE - Call toll-free 1-800-PROXIES        COMPANY NUMBER
from any touch-tone telephone and follow                       -------------
the instructions. Have your proxy card          ACCOUNT NUMBER
available when you call.                                       -------------

                 - OR -

INTERNET - Access "WWW.VOTEPROXY.COM"
and follow the on-screen instructions.
Have your proxy card available when you
access the web page.

                             ELECTRONIC DISTRIBUTION
IF YOU WOULD LIKE TO RECEIVE FUTURE EDO CORPORATION PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, PLEASE VISIT HTTP://WWW.AMSTOCK.COM. CLICK ON SHAREHOLDER ACCOUNT ACCESS TO ENROLL. PLEASE ENTER YOUR ACCOUNT NUMBER AND TAX IDENTIFICATION NUMBER TO LOG IN, THEN SELECT RECEIVE COMPANY MAILINGS VIA E-MAIL AND PROVIDE YOUR E-MAIL ADDRESS.

    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors.

                               NOMINEES:
[ ] FOR ALL NOMINEES           ( )  Robert E. Allen
                               ( )  Robert Alvine
[ ] WITHHOLD AUTHORITY         ( )  Dennis C. Blair
    FOR ALL NOMINEES           ( )  Robert M. Hanisee
                               ( )  Michael J. Hegarty
[ ] FOR ALL EXCEPT             ( )  Leslie F. Kenne
    (See instructions below)   ( )  Paul J. Kern
                               ( )  Ronald L. Leach
                               ( )  James Roth
                               ( )  James M. Smith
                               ( )  Robert S. Tyrer
                               ( )  Robert Walmsley

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)








To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

                                                          FOR  AGAINST  ABSTAIN
2. To approve the EDO Corporation Incentive Compensation
   Plan.                                                  [ ]    [ ]      [ ]

And to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on March 11, 2005 will be entitled to notice of and to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" THE APPROVAL OF THE EDO CORPORATION INCENTIVE COMPENSATION PLAN.

SIGN, DATE AND MAIL YOUR PROXY TODAY.

                                     I PLAN TO ATTEND THE MEETING. [ ]



Signature of Shareholder      Date:    Signature of Shareholder      Date:
                        ------     ---                         ------     ---

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             GREATBANC TRUST COMPANY

                        TRUSTEE UNDER THE EDO CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

        EDO CORPORATION ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 2005

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as possible.

                 - OR -

TELEPHONE - Call toll-free 1-800-PROXIES        COMPANY NUMBER
from any touch-tone telephone and follow                       -------------
the instructions. Have your control             ACCOUNT NUMBER
number and proxy card available when you                       -------------
call.

                 - OR -

INTERNET - Access "WWW.VOTEPROXY.COM"
and follow the on-screen instructions.
Have your control number available when
you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors.

                               NOMINEES:
[ ] FOR ALL NOMINEES           ( )  Robert E. Allen
                               ( )  Robert Alvine
[ ] WITHHOLD AUTHORITY         ( )  Dennis C. Blair
    FOR ALL NOMINEES           ( )  Robert M. Hanisee
                               ( )  Michael J. Hegarty
[ ] FOR ALL EXCEPT             ( )  Leslie F. Kenne
    (See instructions below)   ( )  Paul J. Kern
                               ( )  Ronald L. Leach
                               ( )  James Roth
                               ( )  James M. Smith
                               ( )  Robert S. Tyrer
                               ( )  Robert Walmsley

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)









                                                          FOR  AGAINST  ABSTAIN
2. To approve the EDO Corporation Incentive Compensation
   Plan.                                                  [ ]    [ ]      [ ]

And to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on March 11, 2005 will be entitled to notice of and to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" THE APPROVAL OF THE EDO CORPORATION INCENTIVE COMPENSATION PLAN.

SIGN, DATE AND MAIL YOUR PROXY TODAY.

                                     I PLAN TO ATTEND THE MEETING. [ ]

To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Shareholder      Date:    Signature of Shareholder      Date:
                        ------     ---                         ------     ---

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

      This card admits the holder to the EDO Corporation Annual Meeting of Shareholders, which will be held in the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, April 26, 2005 at 9:00 a.m. Please bring this card with you to the meeting if you plan to attend. You will also need to bring a photo ID to gain admission.







                             GREATBANC TRUST COMPANY

                      AS TRUSTEE UNDER THE EDO CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
                               VOTING INSTRUCTIONS

      The undersigned hereby instructs GreatBanc Trust Company as Trustee, to vote or cause to be voted all Common Shares of EDO Corporation, which were credited as of March 11, 2005 to the account of the undersigned under the EDO Corporation Employee Stock Ownership Plan, at the Annual Meeting of Shareholders on April 26, 2005 and at any adjournment thereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)